CONSULTING SERVICES AGREEMENT

THE AGREEMENT made on the 1st day of July, 2011.

BETWEEN:

David Cheng Lee

67 Sherwood Cres NW

Calgary AB T3R0G2

(the "Consultant")

AND:

GOLDEN CENTURY TECHNOLOGIES CORPORATION, a Delaware corporation, with an address at Suite 1200, 1000N. West Street, Wilmington, DE 19801;

(the "Company")

THE AGREEMENT WITNESSES that in consideration of the mutual covenants and promises of the parties to the Agreement , the Company and the Consultant agree as follows:

SECTION ONE
ROLE

The Consultant will work as Director and the President and Treasurer with the Company, subject to the terms and conditions of the Agreement .

SECTION TWO
TERM OF CONTRACT

The Agreement shall commence on the effective date stated above, and continue for a period of one year.

SECTION THREE
DUTIES OF CONSULTANT

The Consultant will serve the Company faithfully and to the best of his ability under the direction of the board of directors of the Company. The Consultant will devote all of his time, energy, and skill during regular business hours to his duties. The Consultant shall perform such services as the board of directors of the Company shall direct.

SECTION FOUR
COMPENSATION

A. The Company shall pay the Consultant a salary of US$ US$5,000 in cash, per month.

B. The Consultant shall be responsible for all Federal, provincial and other taxes that become dues as a result of the compensation under the Agreement .

SECTION FIVE
FAILURE TO PAY CONSULTANT

The failure of the Company to pay the Consultant his salary as provided in Section Four may, at the Consultant's sole discretion be deemed a breach of the Agreement, and unless such breach is cured within 60 days after written notice to the Company, this work under the Agreement agreement shall terminate, including the non-competition provisions of Sections Nine and Ten of the Agreement. Section Eleven of the Agreement, however, will remain in effect against the Consultant.

SECTION SIX
REIMBURSEMENT FOR EXPENSES

A. The Company shall reimburse the Consultant for office rental and reasonable out-of-pocket expenses that the Consultant shall incur in connection with his services for the Company contemplated by the Agreement, on presentation by the Consultant of appropriate receipts for such expenses to the Company.

B. The Company shall reimburse the Consultant for reasonable costs relating to work-related expenditures. The Consultant shall obtain the written consent of the Company for any such expenditure that is in excess of US$1,000.

SECTION SEVEN
TERMINATION

A. The Agreement may be terminated without written notice, or the minimum notice period required by the Employment Standards Act if it is greater, to the Consultant by the Company if the Consultant fails to perform or to comply with any material term or condition of the Agreement, or if the holders of the preferred stock of the Company acquire and exercise the right to choose a majority of the board if directors of the Company and a majority of the newly elected board of directors vote to terminate such work under the Agreement.

B. If the Consultant shall fail or be unable to perform the services required under the Agreement , because of any physical or mental infirmity, and such failure or inability shall continue for three consecutive months, or for six months during any consecutive twelve month period, the Company shall have the right to terminate the Agreement 60 days, or the minimum notice period required by the Employment Standards Act if it is greater, after delivering written notice of such termination to the Consultant, provided, however, that the Consultant shall continue to receive his full compensation under the Agreement to the date of termination, in spite of any such infirmity. If, after recovery from such infirmity as evidenced by a medical certificate of a physician of the Company, the Company does not choose to hire the

Consultant in some executive capacity, the non-competition provisions of Sections Nine and Ten of the Agreement , if still in effect, shall cease to be operative.

SECTION EIGHT
USE OF CONFIDENTIAL INFORMATION

A. The Consultant agrees that, in addition to any other limitation contained in the Agreement , regardless of the circumstances of the termination of his work with the Company, he will not communicate to any person, firm, corporation, or other entity, any information or knowledge relating to secrets, "know how", customer lists, prices, profits, future plans, advertising, confidential knowledge or any other information of a similar nature that the Consultant might from time to time acquire with respect to the business of the Company, or any of its affiliates or subsidiaries.

B. The Consultant agrees that on termination of his work under the Agreement , or at any time the Company may request, the Consultant will deliver promptly to the Company all memoranda, notes, reports, records, manuals, drawings, blueprints and any other documents of a proprietary or confidential nature belonging to the Company, including all copies of such materials that the Consultant possesses or has under his control.

SECTION NINE
INJUNCTIVE RELIEF

The Consultant acknowledges that the services to be rendered under the Agreement are of a unique, special, and extraordinary character that would be difficult or impossible for the Company to replace, and by reason of such difficulty, the Consultant agrees that for violation of any of the provisions of the Agreement , the Company shall, in addition to any other rights and remedies available under the Agreement , at law or other wise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining the Consultant from committing any violation of the Agreement, and the Consultant consents to the issuance of such injunction.

SECTION TEN
COMMUNICATIONS TO COMPANY

A. From the time the Agreement commences until the termination of the Agreement , the Consultant shall communicate and channel to the Company all knowledge, business, and customer contacts and any other matters of information that could concern or be in any way beneficial to the business of the Company, whether acquired by the Consultant before or during the term of the Agreement , provided, however, that nothing under the Agreement shall be construed as requiring such communications where the information is lawfully protected from disclosure as a trade secret of a third party.

B. Any such information communicated to the Company as stated above shall be and remain the property of the Company, in spite of the subsequent termination of the Agreement .

SECTION ELELVEN
NO ASSIGNMENT

The Agreement may not be assigned by either party hereto except with the prior written consent of the other party.

SECTION TWELVE
LAW TO GOVERN CONTRACT

It is agreed that the Agreement shall be governed by, construed, and enforced in accordance with the laws of the Delaware.

SECTION THIRTEEN
SEVERABILITY AND CONSTRUCTION

Each Article, section, paragraph, term and provision of the Agreement , and any portion this of, shall be considered severable, and if, for any reason, any portion of the Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any party here to is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of the Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final.)

SECTION FOURTEEN
ENTIRE AGREEMENT

The Agreement shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of the Agreement shall not be binding upon either party.

SECTION FIFTEEN
MODIFICATION OF AGREEMENT

Any modification of the Agreement or additional obligation assumed by either party in connection with the Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

SECTION SIXTEEN
NO WAIVER

The failure of either party to the Agreement to insist upon the performance of any of the terms and conditions of the Agreement , or the waiver of any breach of any of the terms and conditions of the Agreement , shall not be construed as waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

SECTION SEVENTEEN
ATTORNEY FEES

In the event that any action is filed in relation to the Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees.

SECTION EIGHTEEN
NOTICES

Any notice provided for or concerning the Agreement shall be in writing and shall be deemed sufficiently given when sent by certified or registered mail if sent to the respective address of each party as set forth at the beginning of the Agreement .

IN WITNESS WHEREOF, the parties have executed this Agreement as of the above date.

David Cheng Lee
(the"Consultant")

______________________________ Dated: July 1/ 2011
David Cheng Lee

Golden Century Resources Limited
(the "Company")

______________________________ Dated: July 1/2011
David Cheng Lee
Director and President
Golden Century Resources Limited